UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2007
COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)
2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)
(205) 250-8700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 4, 2007, the Board of Trustees of Colonial Properties Trust (the “Company”) declared the following special cash distributions to holders of the Company’s common shares in connection with the closing of the previously announced office joint venture transaction and the closing of the previously announced retail joint venture transaction – the office joint venture will own 24 office properties and two retail properties that are currently wholly-owned by Colonial Realty Limited Partnership (“CRLP”), the Company’s operating partnership (the “Office JV”), and the retail joint venture will own 11 retail properties that are currently wholly-owned by CRLP (the “Retail JV”):
*	each holder of record of the Company’s common shares on the record date for the Office JV special distribution will receive a proportionate share of the sale proceeds received by the Company in the Office JV transaction (expected to be $8.08 per common share), subject to and contingent upon the closing of the Office JV transaction; and

*	each holder of record of the Company’s common shares on the record date for the Retail JV special distribution will receive a proportionate share of the sale proceeds received by the Company in the Retail JV transaction, plus an additional $0.10 per common share (expected to total $2.67 per common share), subject to and contingent upon the closing of the Retail JV transaction.
Both joint venture transactions remain subject to certain closing conditions contained in the purchase agreements entered into in connection with the joint venture transactions and are expected to close in June 2007.
On June 4, 2007, in accordance with the Company’s option plans, the Company’s Board of Trustees also approved modifications to all outstanding share options granted by the Company under the option plans, including outstanding share options held by the Company’s named executive officers, to reduce the exercise price of all such outstanding share options by the amount of each special distribution. The adjustment in the exercise price of outstanding options is subject to and contingent upon the closing of the corresponding joint venture transaction and effective as of the date on which the Company’s common shares first begin trading “ex-dividend” on the New York Stock Exchange with respect to the corresponding special distribution. The “ex-dividend” date for each distribution is expected to be one business day after the closing of the corresponding joint venture transaction.
Certain statements in this current report on Form 8-K (including as to the Company’s ability to complete the previously announced joint venture transactions and pay the special distributions, as well as the timing of the joint venture transactions and the amount and timing of the special distributions) may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward-looking statements include, among others, real estate conditions and markets;

performance of affiliates or companies in which the Company has made investments; the Company’s ability to implement our previously announced strategic plan to focus predominantly on multifamily properties; changes in operating costs; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; our ability to successfully close previously announced transactions; the effect of any rating agency action; the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the Company assumes no responsibility to update the information in this current report on Form 8-K.
The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as may be updated or supplemented in the Company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the Company’s results.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST
Date: June 4, 2007	By:	/s/ John P. Rigrish
John P. Rigrish
Chief Administrative Officer & Corporate Secretary